EXHIBIT 99.1



                              DiRocco & Dombrow, PA
                         3601 West Commercial Boulevard
                                    Suite 39
                            Ft. Lauderdale, FL 33309





Gentlemen,


     We are unable to complete the audit of the financial statements of Atlas Resources International, Inc., as of March 31, 2003 in time for the Company=s Form 10-KSB to be filed timely, due to unforeseen circumstances.



Very truly yours,

/s/ DiRocco & Dombrow, P.A.
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DiRocco & Dombrow, PA
Ft. Lauderdale, FL
June 30, 2003